Exhibit 4.16

SECURED GOLD LOAN AGREEMENT This Secured Gold Loan Agreement (this "Agreement") is entered into as of the 14 th day of May, 2019 , by and among Almadex Minerals Ltd, a company incorporated under the Business Corporations Act (British Columbia) ("Lender") and Almaden Minerals Ltd . , a company incorporated under the Business Corporations Act (British Columbia) ("Borrower") (each a "Party" and collectively the "Parties") . WHEREAS, Lender desires to loan certain gold bullion to Borrower, and Borrower desires to borrow such gold bullion from Lender, under the terms and conditions set forth herein . NOW THEREFORE, the Parties, each intending to be legally bound by this Agreement, hereby agree as follows : 1. Loan . Lender hereby loans Borrower, and Borrower hereby borrows from Lender (the "Loan") up to 1 , 597 ounces of 99 . 99 % purity gold bullion (the "Gold") . Upon receipt of a drawdown notice (the "Drawdown Notice") setting forth the amount of Gold required by Borrower which amount may not be less than 400 ounces, Lender shall sell the requested Gold, on behalf of Borrower, and shall forward the proceeds in US dollars obtained from such sale to Borrower . The total number of ounces of Gold borrowed by Borrower pursuant to Drawdown Notices shall be referred to as the "Borrowed Gold" and the value of Borrowed Gold at any given time shall be calculated by multiplying the number of ounces of Borrowed Gold by the London Bullion Market Association ("LBMA") Am gold price in US dollars (the "Borrowed Gold Value") and, together with any accrued interest or unpaid fees, shall be referred to at the applicable time as the "Loan Value" . 2. Maturity Date . The Loan, plus any accrued but unpaid interest, shall be fully due and payable on March 31 , 2024 (the "Maturity Date"), unless terminated in accordance with Section 7 . The Maturity Date may be extended until March 31 , 2026 upon written notice by Borrower to Lender . On the Maturity Date, Borrower shall repay the outstanding Loan Value on the Maturity Date to Lender without notice (other than with respect to the form of repayment as set forth below) or other demand ("Loan Repayment") . Loan Repayment shall be made by Borrower in one of the two (2) manners described below, the manner to be selected at the sole discretion of Lender : (a) Gold Return - Physical delivery of that amount of gold (the same type, purity and condition as the Gold loaned), equal to the Loan Value on the business day prior to the Maturity Date, by Borrower to Lender's account at Asahi Refining Canada Ltd . in Brampton, Ontario ; or (b) Shares - Common shares ("Shares") of Borrower having a market value equal to the Loan Value on the Maturity Date . For purposes of this Agreement, the deemed price of each Share shall be equal to 95 % of the five (5) trading day VANOl: 5452857: v9

2 VANOI: 5452857: v9 volume weighted average pnce of the Shares trading on the Toronto Stock Exchange or an equivalent North American stock exchange or quotation system for the five (5) consecutive trading days immediately preceding the business day prior to the date of payment (the "Market Rate") . Any exchange rate will be calculated based on the exchange rate for US dollars converted into Canadian dollars published by the Bank of Canada for the business day prior to the date of payment . Lender shall notify Borrower of the manner of Loan Repayment at least five (5) business days prior to the Maturity Date . Borrower's delivery of the Gold or Shares as Loan Repayment shall be made on the Maturity Date . No deductions shall be made with respect to the Loan Repayment, Borrower being solely responsible for any transaction costs or fees associated therewith . 3 . Voluntary Prepayment Borrower shall have the right, but not the obligation, to prepay the Loan Value ("Prepayment") at any time without penalty, subject to providing Lender with fifteen (15) business days written notice (the "Prepayment Notice"), in one of the two (2) manners described below, the manner to be selected at the sole discretion of Lender : (a) Gold Return - Physical delivery of that amount of gold (the same type, purity and condition as the Gold loaned) equal to the Loan Value, by Borrower to Lender's account at Asahi Refining Canada Ltd . in Brampton, Ontario ; or (b) Shares - Shares of Borrower having a market value equal to the Loan Value as of the date of the Prepayment Notice . For purposes of this Section 3 (b), the deemed price of each Share shall be equal to the Market Rate . Any exchange rate will be calculated based on the exchange rate for US dollars converted into Canadian dollars published by the Bank of Canada for the business day prior to the date of payment .; Lender shall notify Borrower of the manner of Prepayment no later than ten (10) business days following the date of the Prepayment Notice . Borrower's delivery of the Gold or Shares as Prepayment shall be made on the fifteenth business day following the date of the Prepayment Notice . No deductions shall be made with respect to the Prepayment, Borrower being solely responsible for any transaction costs or fees associated therewith . 4 . Mandatory Prepayment . Borrower shall prepay the Borrowed Gold Value prior to the Maturity Date ("Loan Prepayment") by physical delivery to Lender's account at Asahi Refining Canada Ltd . in Brampton, Ontario by Borrower of 100 ounces of Gold (the same type and condition as Loaned) on the last business day of each calendar month following the date on which Borrower's Ixtaca gold - silver project located in Puebla State, Mexico (the "Property") operates as a producing mine and produces minerals therefrom through a mineral processing facility ; provided that such production is not from a pilot plant or for purposes of testing or bulk

3 VANOI: 5452857: v9 sampling ("Commercial Production") . Any naturally occurring base or precious metal that is mined, produced or otheiwise recovered from the Property as it currently exists (together with any substitute, replacement, renewal, extension, or successor properties thereto) whether in the form of <lore, concentrates, tailings or otheiwise, including without limitation, gold, silver, copper, and all beneficiated or derivative products thereof constitutes a product (the "Product") . Commercial Production shall be deemed to have commenced on the day immediately following the first ninety (90) consecutive days during which the Product has been produced by and processed at an average daily rate of not less than seventy - five percent ( 75% ) of the rated capacity of such mineral processing facility . The Loan Prepayment shall continue on a monthly basis from the date of Commercial Production until the earlier of (i) the Maturity Date, and (ii) full repayment of the amount of Gold loaned . If all of the Gold is prepaid in this manner all outstanding interest and Standby Fees shall be paid by Borrower to Lender in cash . 5 . Interest . During the Term (or any renewal term), Borrower shall pay Lender simple interest on the Loan at a rate of ten percent ( 10% ) per annum of the Loan Value as of the date of the Drawdown Notice ("Interest") . Interest shall be calculated monthly and, at the discretion of Borrower, either accrued to the Loan Value or paid in US dollars on a quarterly basis following the date of this Agreement, in arrears . If paid by Borrower, payment shall be made in either of the two (2) manners described below, the method to be selected at the sole discretion of Borrower : ( a ) Gold Return - Physical delivery of gold bullion to Lender's account at Asahi Refining Canada Ltd . in Brampton, Ontario having a cash value equal to the Interest payment amount based on the LBMA Am gold price in US dollars on the business day prior to the end of the quarter for which Interest is due . Delivery of gold shall be made no later than twenty (20) days following the end of the quarter ; or (b) Cash - Payment of the cash value of the Interest payment amount in US dollars in immediately available funds. Borrower shall notify Lender of the manner of Interest payment at least five (5) days prior to each quarterly Interest payment date. 6. Conversion . At any time during the term of this Agreement, Lender has the right to convert the Loan Value, as of the date of conversion, into Shares at a price per Share equal to the Market Rate, which conversion terminates this Agreement immediately . 7. Shares . Up to a maximum of 11 , 172 , 671 Shares are issuable pursuant to Sections 2 (b), 3 (b), 6 and 15 . If any additional payments are required under said Sections, the balance of the Loan Value shall be paid by physical delivery of that amount of gold (the same type, purity and condition as the Gold loaned) equal to the balance of the Loan Value, by Borrower to Lender's account at Asahi Refining Canada Ltd . in Brampton, Ontario .

4 VANOI: 5452857: v9 8 . Tenn . This Agreement shall come into force and effect as of the date set out on the first page of this Agreement and shall continue in force until the earlier of : (a) the date on which the Gold and all accrued Interest has been repaid in full to Lender ; (b) the Maturity Date; and (c) the date on which this Agreement is terminated by written agreement of the Parties . 9. Security . As security for the full and timely payment and performance of all Borrower's payment obligations hereunder, whether now existing or hereafter incurred, matured or un - matured, direct or indirect, primary or secondary, related or unrelated or due or to become due, arising under this Agreement and any extensions, modifications, substitutions, increases and renewals thereof and substitutions therefor, Borrower does hereby collaterally pledge, assign, transfer, convey, mortgage, deliver, and grant to Lender a security interest in and first lien on the Rock Creek water treatment plant located in Nome, Alaska to secure Borrower's payment obligations under this Agreement (the "Collateral") . Borrower shall be under no obligation to record or perfect such security interest against the Collateral . Borrower shall take all reasonable steps to protect the Collateral, and in pursuance thereof Borrower agrees that the Collateral : (a) shall be kept at Nome Alaska until moved with other equipment to the Ixtaca mine site in Puebla, Mexico ; (b) shall not be misused, wasted or allowed to deteriorate, except for the ordinary wear and tear resulting from its use, as aforesaid ; (c) shall at all times be insured against loss, damage, theft and such other risks ; (d) shall not be used in violation of any applicable statute, law, rule , regulation or ordinance ; (e) shall be kept free of all encumbrances other than as created by this Agreement and (f) may be examined and inspected by Lender (upon reasonable prior notice, either written or oral) wherever located . Borrower will not sell, lease, transfer or otherwise dispose of any of the Collateral, except for parts or components of the Collateral that are worn out and replaced in the ordinary course of Borrower's business . Borrower shall, upon notice from Lender, execute and file with appropriate registries or governmental authorities in Alaska or Mexico such security or collateral agreements , acknowledgements or other documents in form and content satisfactory to Lender, acting reasonably, to record or perfect such security interest against the Collateral . 10. Borrower ' s Representations and Warranties . As of the date of execution of this Agreement Borrower hereby represents and warrants to Lender the following : (a) Valid Organization, Good Standing and Qualification . Borrower is a corporation, duly created, validly existing and in good standing under the laws of British Columbia, Canada, and has full power and capacity to execute, deliver and comply with this Agreement and to carry on its business as it is now being conducted and is duly licensed or qualified as a foreign company in good standing under the laws of each jurisdiction in which the character or location of the properties owned by it or the business transacted by it requires such licensing or qualification . (b) Pending Litigation or Proceedings . There are no judgments outstanding or actions, suits or proceedings pending or, to Borrower's knowledge, threatened against or affecting Borrower, at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that would have a material adverse effect on Borrower's ongoing business prospects or Borrower's ability to enter into this Agreement or the performance by Borrower of its obligations hereunder . (c) Due Authorization ; No Legal Restrictions . The execution and delivery by Borrower of this Agreement, the consummation of the transactions contemplated hereby and the fulfillment and compliance with the terms, conditions and provisions of this Agreement : (i) have been duly authorized by all requisite corporate action of Borrower ; (ii) will not conflict with or result in a breach of, or constitute a default (or might, upon the passage of time or the giving of notice or both, constitute a default) under, any of the terms, conditions or provisions of any applicable statute, law, rule, regulation or ordinance or Borrower's organizational documents or any indenture, mortgage, loan, credit agreement or instrument to which Borrower is a party or by which Borrower may be bound or affected, or any judgment or order of any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign ; and (iii) will not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of Borrower under the terms or provisions of any such agreement or instrument except liens in favor of Lender . (d) Enforceability . This Agreement constitutes the legal, valid and binding obligation of Borrower, enforceable in accordance with its terms, except as enforceability may be limited by any bankruptcy, insolvency, reorganization, moratorium or other laws or equitable principles affecting creditors' rights generally . (e) Title to Collateral . The Collateral is owned by Borrower, free and clear of all liens and other encumbrances of any kind (including liens or other encumbrances upon properties acquired or to be acquired under conditional sales agreement or other title retention devised), excepting only liens in favor of Lender . ( t ) VANOl: 5452857: v9 Shares of Borrower . The Shares have been duly authorized and validly allotted and reserved for issuance by Borrower and, when issued in accordance with the terms of this Agreement, the Shares will be validly issued and outstanding as fully paid and non - assessable Shares of Borrower . The issuance of the Shares in 5

6 VANOI: 5452857: v9 accordance with the terms of this Agreement have been duly authorized by all requisite corporate action of Borrower. 11 . Lender's Acknowledgments, Representations and Warranties . As of the date of execution of this Agreement, Lender hereby acknowledges, represents and warrants to Borrower the following : ( a ) Title to the Gold. The Gold is owned by Lender free and clear of all liens and other encumbrances of any kind. (b) Authenticity . The Gold is authentic gold . None of the Gold is a replica of an original . (c) No Legal Restrictions . The execution and delivery by Lender of this Agreement, the consummation of the transactions contemplated hereby and the fulfillment and compliance with the terms, conditions and provisions of this Agreement will not conflict with or result in a breach of, or constitute a default (or might, upon the passage of time or the giving of notice or both, constitute a default) under any of the terms, conditions or provisions of any applicable statute, law, rule, regulation, ordinance or any indenture, mortgage, loan, credit agreement or other document or instrument to which Lender is a party or by which Lender may be bound or affected or any judgment or order of any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign . (d) Investment Intent . The Loan and Lender's the right to convert the Loan and any accrued Interest into Shares is not intended for resale or assignment . ( e ) Resale Restrictions . The Shares will be subject to resale restrictions pursuant to National Instrument 45 - 102 - Resale of Securities ("NI 45 - 102 ") and Lender has sought and obtained independent legal advice regarding this Agreement and the resale of any Shares . (f) Lender is Principal . Lender is entering into this Agreement as principal and not for the benefit of any other person and not with a view to the resale or distribution of all or any of the Shares . (g) Prospectus Exemption . Lender is an "accredited investor" as such term is defined in paragraph (m) of the definition of "accredited investor" (as such term is defined in National Instrument 45 - 106 - Prospectus and Registration Exemptions ("NI 45 - 106 ")) . Lender (a) is able to bear the loss of his, her or its entire investment in the Loan without any material adverse effect on its business, operations or prospects, (b) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment to be made by it pursuant to this Agreement, (c) realizes that Borrower

7 VANOI: 5452857: v9 has a significant need for additional financing and without such additional financing may be unable to continue operations, and (d) realizes that an investment in Borrower is highly speculative and subject to significant risks including, without limitation, those risks identified in Borrower's public filings available on SEDAR . (h) Private Placement . This Agreement has been privately negotiated and arranged and Lender or its agent has been invited and afforded the opportunity to conduct a review of all of Borrower's affairs and records in order that Lender may be properly and fully aware of all of the facts relevant to Borrower's affairs . Lender has received, carefully reviewed and is familiar with Borrower's public filings available on SEDAR . Lender acknowledges that Lender has made an independent due diligence investigation of Borrower and that Borrower has made available to the Investor at a reasonable time prior to the execution of this Agreement the opportunity to ask questions and receive answers concerning the business and affairs of Borrower and the terms and conditions of the sale of securities contemplated by this Agreement and to obtain any additional information (which Borrower possesses or can acquire without unreasonable effort or expense) as may be necessary to verify the accuracy of information furnished to Lender . ( i ) Legend . The certificates representing any Shares issued within four months of the date of this Agreement will bear the following legend, or any electronic record will include notification indicating that the resale of such securities is so restricted in the following form : UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE : SEPTEMBER 15 , 2019 . THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE ("TSX") ; HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF THE TSX SINCE THEY ARE NOT FREELY TRANSFERABLE AND, CONSEQUENTLY, ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON THE TSX . ( j ) Due Authorization . Lender has the legal capacity and competence to enter into and to execute and deliver this Loan and to take all actions required pursuant hereto, and Lender is a corporation duly incorporated and validly subsisting under the laws of British Columbia and all necessary approvals by its directors,

8 VANOl: 5452857: v9 shareholders and others have been given to authorize execution of this Loan on behalf of Lender. (k) Enforceability . This Agreement has been duly executed and delivered by Lender and constitutes a valid obligation of Lender legally binding upon Lender and enforceable against Lender in accordance with its terms . 12. Covenants of Borrower. Borrower covenants and agrees with Lender: (a) to maintain its interest in the Property and to keep the Property in good standing; (b) to promptly advise Lender if the Collateral is moved or damaged. (c) to provide Lender with quarterly and annual financial statements; and (d) to promptly advise Lender of the occurrence of any Default or Event of Default, as such terms are defined below . 13. Event of Default. The following shall constitute a "Default" under this Agreement: (a) if Borrower fails to make a Loan Repayment when due; (b) a material breach of any representation, warranty or covenant by a Party under this Agreement ; (c) any steps taken by Borrower to secure bankruptcy or creditor protection; (d) a request by any shareholder of Borrower to requisition a shareholder meeting; (e) any "Change of Control" of Borrower occurring . For the purposes hereof a "Change of Control" means (i) any event as a result of or following which any person, or group of persons "acting jointly or in concert" within the meaning of applicable securities laws, beneficially owns or exercises control or direction over an aggregate of more than 20 % of the then outstanding Shares ; of Borrower or (ii) the sale or other transfer of all or substantially all of the consolidated assets of Borrower . A Change of Control will not include a sale, merger, reorganization or other similar transaction if the previous holders of the Shares of Borrower hold at least 60 % of the voting shares of such merged, reorganized or other continuing entity With respect to any nonmonetary Default, the defaulting Party, upon email notification from the non - defaulting Party thereof, shall have fifteen (15) days to cure such Default . If the defaulting Party fails to cure a nonmonetary Default within such fifteen (15) day period, then such Default shall ripen into an "Event of Default" . Any monetary Default

9 VANOl: 5452857: v9 by Borrower under this Agreement shall constitute an Event of Default when amounts hereunder are not paid when due . Upon an Event of Default, Lender may accelerate the Loan Maturity Date such that the Loan is immediately due and payable, and in such case Borrower shall immediately effect a Loan Repayment and shall pay Lender all then accrued Interest ; provided that if an Event of Default occurs as a result of a Change of Control then the amount due to Lender under the Loan Repayment shall be 104 % of the Loan Value and Lender (and not Borrower) shall have the right to determine how a Loan Repayment shall be made . 14. Indemnification . To the extent permitted by Law, Borrower agrees to indemnify and hold harmless Lender and Lender's successors, and assigns from any liability, loss or damage, including without limitation, reasonable attorneys' fees, he or it may suffer as a result of claims, demands, costs or judgments arising out of the obligations required under this Agreement or relating to an Event of Default . 15. Arrangement Fee . Borrower shall issue to Lender 500 , 000 transferable common share purchase warrants (the "Warrants") of Borrower in consideration for the Loan . The Warrants shall have a term of five (5) years and shall be exercisable into Shares at a price of $ 1 . 50 per Share . 16. Standby Fee . Borrower shall pay a standby fee (the "Standby Fee") equal to 1 % per annum of the value of any undrawn Gold, which Standby Fee will be calculated after each calendar quarter (or prorated portion of a calendar quarter) on the amount of undrawn Gold based on the LBMA Am gold price in US dollars on the business day prior to the end of the calendar quarter . The Standby Fee shall be paid in cash fifteen (15) days following the end of the quarter, or accrued to the Loan Value at the discretion of Borrower . 17. Holidays . If the day provided herein for the payment of any amount or the taking of any action falls on a Saturday, Sunday or public holiday at the place for payment or action, then the due date for such payment or action shall be the next succeeding business day . 18. Headings . The headings of this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement . 19. Expenses . Any reasonable, documented cost or expense incurred by Lender in connection with the preparation and execution of this Agreement, including reasonable legal fees, shall be paid by Borrower . 20. Taxes . Any and all taxes, fees, withholdings or duties imposed on Lender or the Loan shall be for the account of Borrower . 21. Entire Agreement . Except as expressly provided for in this Agreement and in the agreements, instruments and other documents provided for, contemplated or incorporated herein,

10 VANOl: 5452857: v9 this Agreement constitutes the only agreements between the parties with respect to the subject matter hereof and shall supersede any and all prior negotiations and understandings. 22. Time of Essence. Time shall, in all respects, be of the essence hereof. 23. Amendment . This Agreement may be supplemented, amended, restated or replaced only by written agreement signed by each Party . 24. Waiver of Rights . Any waiver of, or consent to depart from, the requirements of any provision of this Agreement shall be effective only if it is in writing and signed by the Party giving it, and only in the specific instance and for the specific purpose for which it has been given . No failure on the part of any Party to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver of that right . No single or partial exercise of any such right shall preclude any other or further exercise of that right or the exercise of any other right . 25. Governing Law . This Agreement and any non - contractual obligations arising from or connected with it shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein . 26. Notices . Any notice, demand or other communication (in this Section 26 , a "notice") required or permitted to be given or made under this Agreement, including Lender's notification to Borrower (i) of Lender's selection of the manner of Loan Repayment, Loan Repayment or payment of Interest ; and (ii) of Borrower's Default, must be in writing and is sufficiently given or made if : ( a ) delivered in person and left with a receptionist or other responsible employee of the relevant Party at the applicable address set forth below; (b) sent by prepaid courier service; or (c) sent by e - mail (a "Transmission"). in the case of a notice to Lender addressed to it at: ALMADEX MINERALS LTD. Suite 210 - 1333 Johnston Street Vancouver, BC V6H 3R9 Attention: Email: Morgan Poliquin rockman@almadexminerals.com and in the case of a notice to Borrower, addressed to it at: ALMADEN MINERALS LTD. Suite 210 - 1333 Johnston Street

11 VANOl: 5452857: v9 Vancouver, BC V6H 3R9 Attention: Email: Duane Poliquin d.poliquin@almadenminerals.com Any notice sent in accordance with this Section 26 shall be deemed to have been received: (a) if delivered prior to or during normal business hours on a Business Day in the place where the notice is received, on the date of delivery ; (b) if sent by e - mail during normal business hours on a Business Day in the place where the Transmission is received, on the same day that it was received by Transmission, on production of a Transmission report from the machine from which the e - mail was sent which indicates that the e - mail was sent in its entirety to the relevant e - mail address of the recipient ; or (c) if sent in any other manner, on the date of actual receipt; except that any notice delivered in person or sent by Transmission not on a Business Day or after normal business hours on a Business Day, in each case in the place where the notice is received, shall be deemed to have been received on the next succeeding Business Day in the place where the notice is received . Any Party may change its address for notice by giving notice to the other Parties . 27. Enurement and Assignment . This Agreement shall enure to the benefit of, and shall be binding on , the Parties and their respective heirs, administrators, executors, legal representatives, successors and permitted assigns . Borrower may not assign this Agreement or any of its rights hereunder without the prior written consent of Lender, and without which any such assignment shall be void and of no force and effect . Lender may sell, assign, or participate all or a portion of its interest in this Agreement and in connection therewith may make available to any prospective purchases, assignee or participant any information relative to Borrower in its possession . 28. Further Assurances . The Parties shall use commercially reasonable efforts to take all steps, execute all documents and do all such acts and things as may be reasonably within its power to implement to their full extent the provisions of this Agreement . 29. Severability . If, in any jurisdiction, any provision of this Agreement or its application to any Party or circumstance is restricted, prohibited or unenforceable, that provision shall, as to that jurisdiction, be ineffective only to the extent of that restriction, prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and, if applicable, without affecting its application to the other Parties or circumstances . The Parties shall engage in good faith negotiations to replace any provision of this Agreement if it is so restricted, prohibited or unenforceable with an unrestricted and enforceable provision, so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are fulfilled to the extent possible . 30 . Counterparts . This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement . A signed copy of this Agreement delivered by facsimile, e - mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement . IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed, seal and delivered . [Signature page follows] VANOI: 5452857: v9 12

Lender: Borrower: ALMADEN MINERALS LTD. "" '" > By: \ Name: J. Duane Poi ' - Title: Chairman VANO I: 5452857 Signature page to the Gold Loan Agreement

A - 1 VANOl : 5452857: v9 SCHEDULE "A" ACCREDITED INVESTOR STATUS CERTIFICATE FOR CANADIAN RESIDENTS TO: ALMADEN MINERALS LTD. FROM: ALMADEX MINERALS LTD., of the address set out above ("Lender") DATE: March 31, 2019 [The categories listed herein contain certain specifically defined terms which are in bold. Definitions for those terms are included in this certificate.] Lender certifies that he, she or it is an accredited investor within the meaning of National Instrument 45 - 106 - Prospectus and Registration Exemptions by virtue of being: (PLEASE CHECK THE BOX OF EACH APPLICABLE CATEGORY OF ACCREDITED INVESTOR) (a) Ƒ Ƒ Ƒ A person, other than an individual or investment fund, that has net assets of at least CAD $ 5 , 000 , 000 as shown on its most recently prepared financial statements ; (b) a person registered under the securities legislation of a jurisdiction as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador) ; (c) a person acting on behalf of a fully managed account managed by that person, if that person ( i ) is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction or a foreign jurisdiction ; ( ii ) in Ontario, is purchasing a security that is not a security of an investment fund. For the purposes hereof, the following definitions are included for convenience : "EVCC" means an employee venture capital corporation that does not have a restricted constitution, and is registered under Part 2 of the Employee Investment Act, R . S . B . C . 1996 c . 112 , and whose business objective is making multiple investments ; "foreign jurisdiction" means a country other than Canada or a political subdivision of a country other than Canada ;

A - 2 VANOl : 5452857: v9 "investment fund" means a mutual fund or a non - redeemable investment fund, and, for greater certainty in British Columbia, includes an EVCC and a VCC; "jurisdiction" means a province or territory of Canada except when used in the term foreign jurisdiction; "mutual fund" means an issuer whose primary purpose is to invest money provided by its security holders and whose securities entitle the holder to receive on demand, or within a specified period after demand, an amount computed by reference to the value of a proportionate interest in the whole or in part of the net assets, including a separate fund or trust account, of the issuer ; "person" includes (i) an individual, (ii) a corporation, ( iii ) a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and (iv) an individual or other person in that person's capacity as a trustee, executor, administrator or personal or other legal representative; and "VCC" means a venture capital corporation registered under Part 1 of the Small Business Venture Capital Act, R.S.B.C. 1996 c. 429, whose business objective is making multiple investments. Certified by the undersigned to be true and correct as of the date set out above. ALMADEX MINERALS LTD. By:c)/ T/1 cl N 9 - 91e: Douglas J. McDonald rtfle: Vice President and Director